UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 Commerce Drive Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On August 7, 2023, New Peoples Bankshares, Inc. (the “Company”), the holding company of New Peoples Bank, Inc. (the “Bank”), issued a press release announcing that C. Todd Asbury, the President and Chief Executive Officer of the Company and the Bank, will step down from his current Bank positions effective December 1, 2023 and his current Company positions effective May 31, 2024. Beginning June 1, 2024, Mr. Asbury will become a senior advisor to the Company and the Bank for one year. Mr. Asbury will continue to be a member of the Boards of Directors of the Company and the Bank until the annual meeting of shareholders of the Company in 2025.

On August 7, 2023, and in connection with Mr. Asbury’s planned transition to retirement, the Company, the Bank and Mr. Asbury entered into an amendment to his employment agreement (the “amendment”). Pursuant to the amendment, Mr. Asbury will continue to be employed as President and Chief Executive Officer of the Bank until December 1, 2023 and President and Chief Executive Officer of the Company until May 31, 2024. He will continue to receive his current base salary ($305,000 annualized) through December 1, 2023 and for the last six months he is employed with the Company as its President and Chief Executive Officer will receive a total of $305,000. Beginning June 1, 2024 through May 30, 2025, Mr. Asbury will be employed as a part-time consultant to the Company and the Bank and receive $305,000 for his consulting services (the “Consultancy Period”). During the Consultancy Period, Mr. Asbury will remain eligible to participate in any equity and/or other long-term compensation programs established by the Company to the extent permitted under such programs, and will continue to have the benefit of accelerated equity vesting under his employment agreement. Beginning on January 1, 2024 and continuing for a period of 18 months, Mr. Asbury will receive a monthly cash payment equal to the monthly COBRA premium in effect as of December 1, 2023 for the level of coverage for him under the Company’s group health, dental and vision plans. The restrictive covenants relating to non-competition and non-solicitation in Mr. Asbury’s employment agreement will remain in effect through May 31, 2025. All other material terms of Mr. Asbury’s employment agreement remain essentially unchanged.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The foregoing summary description of the amendment to Mr. Asbury’s employment agreement is qualified in its entirety by reference to the amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Item 9.01.    Financial Statements and Exhibits.

        (d)       Exhibits

Exhibit No. Description

99.1 Press Release, dated August 7, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	August 9, 2023	By:	/s/ Christopher G. Speaks
Christopher G. Speaks
Executive Vice President and Chief Financial Officer